UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2011

GRIFFON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-06620	11-1893410

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

712 Fifth Avenue, 18th Floor New York, New York		10019

(Address of Principal Executive Offices)		(Zip Code)

(212) 957-5000

(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Notes Offering

          On March 14, 2011, Griffon Corporation (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) pursuant to which the Company agreed to issue and sell to the several initial purchasers named therein (the “Initial Purchasers”) $550 million aggregate principal amount of its 7.125% senior notes due 2018 (the “Notes”). A copy of the Purchase Agreement is filed herewith as Exhibit 99.1. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement.

          On March 17, 2011, the offering of the Notes (the “Notes Offering”) was completed. The Notes were sold in a private placement and resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933 (the “Securities Act”) and to non-U.S. persons pursuant to Regulation S of the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements The net proceeds to the Company from the Notes Offering were approximately $541.7 million.

          The terms and conditions of the Notes, the Indenture (as defined below) and the Registration Rights Agreement (as defined below) described in Item 2.03 of this Current Report on Form 8-K are incorporated herein by reference.

Revolving Credit Facility

          On March 18, 2011, the Company and certain of its subsidiaries entered into (i) a Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. (the “Administrative Agent”) and the other lenders party thereto (the “Lenders”), and (ii) a Guarantee and Collateral Agreement (the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the benefit of the Lenders.

          The Credit Agreement provides for a revolving credit facility in the aggregate principal amount of $200 million (the “Facility”) and includes a letter of credit sub-facility with a limit of $50 million, a multi-currency sub-facility of $50 million and a swingline sub-facility with a limit of $30 million.

          Borrowings under the Credit Agreement revolving facility may be repaid and re-borrowed at any time, subject to final maturity of the facility or the occurrence of a default or event of default under the Credit Agreement. Except for dispositions equal to 17.5% of the consolidated assets of the Company and subject to certain reinvestment rights, we will be required to make repayments under the Facility upon the disposition of certain of our assets.

          Interest is payable on the outstanding aggregate principal amount of the Facility at either a LIBOR or Base Rate benchmark rate plus an applicable margin, which will decrease based on our financial performance. The initial margins are 1.75% for Base Rate loans and 2.75% of LIBOR loans, in each case without a floor.

          The Facility contains the following three financial maintenance tests:

•

A consolidated leverage ratio that is calculated as a ratio of consolidated EBITDA to consolidated net funded debt. This ratio is currently set at 5.50:1.00 but will step-down over the life of the Facility.

•	A consolidated senior secured leverage ratio that is calculated as a ratio of consolidated EBITDA to consolidated senior secured funded debt. This ratio is set at 2.75:1.

•	A consolidated interest coverage ratio that is calculated as a ratio of consolidated EBITDA to consolidated interest expense. This ratio is set at 2.75:1.

          Other material terms of the Facility include customary affirmative and negative covenants and events of default. Certain restrictions that we are subject to include, without limitation, restrictions on indebtedness, liens, restricted payments and investments.

          Pursuant to the Guarantee and Collateral Agreement, the Facility is guaranteed by Clopay Building Products Company, Inc., Clopay Plastic Products Company, Inc., Telephonics Corporation and Ames True Temper, Inc., and is secured on a first priority basis by all of our assets and all of the assets of the guarantors. None of our foreign subsidiaries will be required to guarantee the new cash-flow revolving credit facility.

          A copy of the Credit Agreement is filed herewith as Exhibit 99.2, and a copy of the Guarantee and Collateral Agreement is filed herewith as Exhibit 99.3. The foregoing descriptions of the Credit Agreement and Collateral and Guaranty Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements.

          On March 18, 2011, the Company issued a press release announcing the Company’s entry into the Credit Agreement. This press release is filed herewith as Exhibit 99.4.

Item 1.02. Termination of Material Definitive Agreement

          In connection with the Notes Offering and the entry into the Credit Agreement, the Company repaid all outstanding amounts under and terminated: (i) its Credit and Guarantee Agreement, dated as of September 30, 2010 (the “Term Loan Agreement”), by and among Clopay Ames True Temper Holding Corp., an indirect, wholly-owned subsidiary of the Company (“Clopay Ames”), certain subsidiaries of Clopay Ames party thereto, the lenders party thereto, and Goldman Sachs Lending Partners LLC (“GS Lending Partners”) and Deutsche Bank Securities, Inc., as lead arrangers, lead bookrunners and syndication agents (the “Arrangers”), (ii) the Credit Agreement, dated as of March 31, 2008, among Gritel Holding Co., Inc., Telephonics Corporation (“Telephonics”), as borrower, the lenders party thereto from time to time, and JPMorgan Chase Bank, N.A. as administrative agent (the “Telephonics Facility”) and (iii) the Credit Agreement, dated as of September 30, 2010 among Clopay Ames True Temper LLC, as holdings, Clopay Ames, as borrower, certain subsidiaries of Clopay Ames, as guarantors, the lenders party thereto from time to time, and JPMorgan Chase Bank N.A, as administrative agent (the “Clopay ABL”).

          In accordance with the terms of the Term Loan Agreement, the Company paid a prepayment premium in the amount of $3.7 million. No prepayment premiums were assessed in respect of the Telephonics Facility or the Clopay ABL.

Term Loan Agreement

          The Term Loan Agreement provided for a term loan facility in an aggregate principal amount of $375 million, maturing on September 30, 2016. Clopay Ames had the option to select interest rates in respect of the loans under the Term Loan Agreement based upon either the Base Rate or the Adjusted Eurodollar Rate (each as defined in the Term Loan Agreement). Interest on outstanding loans accrued at a rate of 6.00% per annum above the Adjusted Eurodollar Rate, subject to a Eurodollar floor of 1.75%, or 5.00% per annum above the Base Rate.

          Borrowings under the Term Loan Agreement were guaranteed by Clopay Ames True Temper LLC and certain material domestic subsidiaries of Clopay Ames (collectively, the “Term Loan Guarantors”). All obligations under the Term Loan Agreement were secured by a first-priority security interest in substantially all of Clopay Ames’ assets and substantially all of the assets of the Term Loan Guarantors, other than inventory, accounts receivable and cash of Clopay Ames and the Term Loan Guarantors.

          The Term Loan Agreement contained customary affirmative and negative covenants, including without limitation, restrictions on the following: indebtedness, liens, investments, asset dispositions, certain restricted payments, payment in respect of certain indebtedness, fundamental changes and certain acquisitions, changes in the nature of the business conducted, affiliate transactions, limitations on subsidiary distributions, modifications of constituent documents and debt agreements, capital expenditures, equity issuances and sale/leasebacks.

          Certain Relationships. GS Direct, L.L.C., an affiliate of GS Lending Partners (“GS Direct”), beneficially owns approximately 10,000,000 shares of common stock of the Company, which represents approximately 16% of the Company’s issued and outstanding common stock. Such shares were acquired by GS Direct pursuant to the terms of an Investment Agreement that gives GS Direct the right to designate two people to serve on the Company’s Board of Directors. One or more affiliates of GS Direct are lenders under the Term Loan Agreement and received proceeds from the payoff of the Term Loan Agreement.

          The Arrangers or their affiliates acted as initial purchasers in the Notes Offering and from time to time have provided investment banking, commercial lending and financial advisory services to the Company in the ordinary course of business.

Telephonics Facility

                    The Telephonics Facility provided for a revolving, cash flow facility in an aggregate principal amount of up to $100 million, which included a letter of credit sublimit of $25 million and a swingline sublimit of $5 million. Pursuant to the terms of the Telephonics Facility, Telephonics could elect to pay interest based on either a LIBOR or a Base Rate benchmark, neither of which were subject to floors.

                    The Telephonics credit agreement contained customary affirmative and negative covenants and events of default for a revolving credit facility of its size. These restrictions and events of default were similar in nature to those described under the heading “Term Loan Agreement” above.

                    All the obligations under the Telephonics credit agreement were guaranteed by Gritel Holding Co., Inc., and certain of its subsidiaries and were secured by a first priority lien on all the assets of Telephonics and such guarantors. The Company was not party to the Telephonics Facility.

Clopay ABL

                    The Clopay ABL provided for a revolving cash flow facility in an aggregate principal amount of up to $125 million, which included a letter of credit sublimit of $25 million and a swingline sublimit of $12.5 million. Pursuant to the terms of the Clopay ABL, Clopay Ames could elect to pay interest based on either a LIBOR or a Base Rate benchmark, neither of which were subject to floors.

                    The Clopay ABL contained customary affirmative and negative covenants and events of default for a revolving credit facility of its size. These restrictions and events of default were similar in nature to those described under the heading “Term Loan Agreement” above.

                    All the obligations under the Clopay ABL credit agreement were guaranteed by certain of its subsidiaries and were secured by a first priority lien on all the assets of Clopay Ames and such guarantors. The Company was not party to the Clopay ABL.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

          In connection with the Notes Offering, the Company entered into an Indenture (the “Indenture”), dated as of March 17, 2011, among the Company, the guarantors from time to time party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

          Certain terms and conditions of the Notes, the Indenture and the Registration Rights Agreement (as defined below) are as follows:

          Maturity. The Notes mature on April 1, 2018.

          Interest. The Notes accrue interest at a rate of 7.125% per year. Interest on the Notes is paid semi-annually on each April 1 and October 1, beginning on October 1, 2011.

          Ranking. The Notes and guarantees will be senior unsecured obligations of the Company and the guarantors and will be:

•

equal in right of payment to all of the Company’s and the guarantors’ existing and future unsecured indebtedness and other obligations that are not, by their terms, expressly subordinated in right of payment to the Notes;

•

effectively subordinated to all of the Company’s and the guarantors’ existing and future secured indebtedness and other obligations to the extent of the value of the collateral securing that indebtedness and other obligations;

•	structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s or the guarantors’ subsidiaries that do not guarantee the Notes; and

•	senior in right of payment to any of the Company’s and the guarantors’ existing and future subordinated indebtedness.

          Guarantees. The Notes will be initially unconditionally guaranteed on a joint and several and senior unsecured basis by Clopay Building Products Company, Inc., Clopay Plastic Products Company, Inc., Telephonics Corporation and Ames True Temper, Inc. If the Company or any of its restricted subsidiaries organize, acquire, transfer assets to or otherwise invest in any newly created or acquired domestic restricted subsidiary (other than a domestic restricted subsidiary if the Net Book Value (as defined in the Indenture) of such domestic restricted subsidiary’s assets, when taken together with the aggregate Net Book Value of the assets of all other domestic restricted subsidiaries that are not guarantors, as of such date, does not exceed in the aggregate $50.0 million), then such domestic restricted subsidiary shall unconditionally guarantee the Notes.

          In addition, to the extent that the collective Net Book Value of the assets of the Company’s non-guarantor domestic restricted subsidiaries, as of the date of the organization, acquisition, transfer of assets to or investment in a non-guarantor domestic restricted subsidiary exceeds $50.0 million, one or more of such non-guarantor domestic restricted subsidiaries shall guarantee the Notes, such that the collective Net Book Value of the assets of all remaining non-guarantor domestic restricted subsidiaries does not exceed $50.0 million.

          Optional Redemption. The Company may redeem some or all of the Notes at any time prior to April 1, 2014, for cash at a redemption price equal to 100% of their principal amount plus the Applicable Premium (as defined in the Indenture), plus accrued and unpaid interest to the redemption date. In addition, at any time (which may be more than once) before April 1, 2014, the Company may redeem up to 35% of the outstanding Notes with the proceeds from one or more public equity offerings at a redemption price equal to 107.125% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to the date of redemption, provided that the Notes are redeemed within 90 days of completing the public equity offering and at least 65% of the aggregate principal amount of Notes issued remains outstanding afterwards.

          Additionally, the Company may redeem the Notes, in whole or in part, at any time on and after April 1, 2014 at the redemption prices set forth on the Notes, plus accrued and unpaid interest to the redemption date.

          Repurchases at the Option of Holders. Upon the occurrence of a Change of Control (as defined in the Indenture) or Asset Sale (as defined in the Indenture), the Company must offer to repurchase the Notes at a price equal to 100%, in the case of an Asset Sale, or 101%, in the case of a Change of Control, of the principal amount of the Notes plus accrued and unpaid interest to the repurchase date.

          Covenants. The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur additional debt, issue preferred stock or enter into sale and leaseback transactions;

•	pay dividends or distributions on capital stock or repurchase capital stock or make other restricted payments;

•	make certain investments;

•	create liens on the Company’s and its restricted subsidiaries’ assets;

•	enter into transactions with affiliates;

•	merge, consolidate or sell substantially all of the Company’s assets;

•	transfer and sell assets;

•	create restrictions on dividends or other payments by the Company’s restricted subsidiaries; and

•	create guarantees of indebtedness by restricted subsidiaries.

These covenants are subject to a number of important exceptions and qualifications, which are described in the Indenture filed herewith. Many of these covenants will cease to apply to the Notes during any period that such Notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s and no default has occurred and is continuing under the Indenture.

          Events of Default. If an event of default, as specified in the Indenture, shall occur and be continuing, either the Trustee or the holders of a specified percentage of the Notes may accelerate the maturity of all the Notes.

          Registration Rights. In connection with the Notes Offering, the Company entered into a Registration Rights Agreement, dated as of March 17, 2011, with Deutsche Bank Securities Inc., as the representative of the Initial Purchasers (the “Registration Rights Agreement”). The Company is obligated to file with the Securities and Exchange Commission (the “Commission”) a registration statement, and use its commercially reasonable efforts to cause such registration statement to become or be declared effective, relating to an offer to exchange the Notes for notes issued by the Company that are registered with the Commission and have substantially identical terms as the Notes. If the Company is not able to effect the exchange offer or, in certain circumstances, an exchange offer is not available, the Company will instead and/or in addition be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to become or be declared effective. If the Company fails to satisfy its registration obligations by certain dates specified in the registration rights agreement, it will be required to pay additional interest to the holders of the Notes.

          A copy of the Indenture, which includes the form of the Notes, is filed herewith as Exhibit 4.1 and a copy of the Registration Rights Agreement is filed herewith as Exhibit 4.2. The foregoing descriptions of the Indenture, the Notes and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Registration Rights Agreement.

Item 9.01. Financial Statements and Exhibits

          (d) Exhibits

Exhibit Number	Exhibit Title

4.1	Indenture, dated as of March 17, 2011, by and among Griffon Corporation, as Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2

Registration Rights Agreement, dated as of March 17, 2011, by and among Griffon Corporation, Deutsche Bank Securities Inc., as Representative of the several Initial Purchasers named therein, and the Guarantors named therein.

99.1

Purchase Agreement, dated as of March 14, 2011, by and among Griffon Corporation, the Guarantors named therein and Deutsche Bank Securities Inc., as Representative of the several Initial Purchasers named therein.

99.2

Credit Agreement, dated as of March 18, 2011, by and among Griffon Corporation, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Securities LLC, as sole lead arranger and sole bookrunner, and the other lenders party thereto (the “Lenders”).

99.3	Guarantee and Collateral Agreement, dated as of March 18, 2011, by Griffon Corporation and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as administrative agent.

99.4	Press Release, dated as of March 18, 2011

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated March 18, 2011	GRIFFON CORPORATION.

	By:	/s/ Seth L. Kaplan

		Name:	Seth L. Kaplan
		Title:	Senior Vice President

EXHIBIT INDEX

Exhibit Number	Exhibit Title

4.1	Indenture, dated as of March 17, 2011, by and among Griffon Corporation, as Issuer, the Guarantors named therein and Wells Fargo Bank, National Association, as Trustee.

4.2

Registration Rights Agreement, dated as of March 17, 2011, by and among Griffon Corporation, Deutsche Bank Securities Inc., as Representative of the several Initial Purchasers named therein, and the Guarantors named therein.

99.1

Purchase Agreement, dated as of March 14, 2011, by and among Griffon Corporation, the Guarantors named therein and Deutsche Bank Securities Inc., as Representative of the several Initial Purchasers named therein.

99.2

Credit Agreement, dated as of March 18, 2011, by and among Griffon Corporation, JPMorgan Chase Bank, N.A., as administrative agent, JPMorgan Securities LLC, as sole lead arranger and sole bookrunner, and the other lenders party thereto (the “Lenders”).

99.3	Guarantee and Collateral Agreement, dated as of March 18, 2011, by Griffon Corporation and certain of its subsidiaries in favor of JPMorgan Chase Bank, N.A., as administrative agent.

99.4	Press Release, dated as of March 18, 2011